As filed with the Securities and Exchange Commission on May 11, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1040	82-0291227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814

(208) 664-4859

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randal Hardy

Chief Financial Officer
101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814

(208) 664-4859

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐   Accelerated filer ☐     Non-accelerated filed ☐    Small reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee(3)(4)
Common Shares, par value $0.001 Warrants	$30,000,000	$3,438
Total	$30,000,000	$3,438

(1)

Includes an indeterminate number of common shares and common share purchase warrants or any combination thereof.  This registration statement also covers common shares that may be issued upon exercise of warrants.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $30,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(4)

The Registrant previously paid a registration fee of $1,674 pursuant to its previously filed Registration Statement on Form S-3, File No. Registration No. 333-162631 (the “Prior Registration Statement”), originally filed with the Securities and Exchange Commission on October 22, 2009 and subsequently declared effective. Of the $30,000,000 of the Registrant’s securities registered pursuant to the Prior Registration Statement, only $5,000,000 of its securities were sold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the filing fee of $1,395 associated with the $25,000,000 of unsold securities under the Prior Registration Statement against the total filing fee of $3,438 that would otherwise be due in connection with this registration statement.  A filing fee for the remaining amount of $2,043 has been paid in connection with the filing of this registration statement. The Prior Registration Statement will be deemed terminated as of the filing date of this registration statement.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated May 11, 2012

$30,000,000
Common Shares
Warrants

Timberline Resources Corporation may offer and sell, from time to time, up to $30,000,000 aggregate initial offering price of the Company’s shares of common stock, par value $0.001, warrants to purchase shares of common stock or any combination thereof  in one or more transactions under this base prospectus.

This base prospectus provides you with a general description of the securities that the Company may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained in this base prospectus. You should read both this base prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this base prospectus.  This base prospectus may not be used to offer or sell securities without the prospectus supplement which includes a description of the method and terms of that offering.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide to you each time it offers securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this base prospectus.

Our shares of common stock are traded on the NYSE Amex Equities exchange under the symbol “TLR” and on the TSX Venture Exchange under the symbol “TBR”. On May 9, 2012, the closing price of our common stock on the NYSE Amex Equities exchange was $0.39 per share of common stock and on the TSX Venture Exchange was Cdn.$0.42 per share of common stock.. There is currently no market through which the securities, other than the shares of common stock, may be sold and purchasers may not be able to resell the securities purchased under this base prospectus.  This may affect the pricing of the securities, other than the shares of common stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation.  See “Risk Factors”.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on May 9, 2012, was approximately $22 million.  We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves risks.  See “Risk Factors” on page 5.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this base prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS  __________

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ABOUT THIS PROSPECTUS

This base prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this base prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $30,000,000. This base prospectus provides you with a general description of the securities that we may offer. The specific terms of the securities in respect of which this base prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable: (i) in the case of shares of common stock, the number of shares of common stock offered, the offering price and any other specific terms of the offering; and (ii) in the case of warrants, the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms.  A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this base prospectus.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this base prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States.  This base prospectus or any applicable prospectus supplement may not describe these tax consequences fully.  You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this base prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this base prospectus.  We have not authorized anyone to provide you with information different from that contained in this base prospectus.  The distribution or possession of this base prospectus in or from certain jurisdictions may be restricted by law.  This base prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such an offer or sale.  The information contained in this base prospectus is accurate only as of the date of this base prospectus, regardless of the time of delivery of this base prospectus or of any sale of the securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this base prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Timberline,” the “Company,” “we,” “us,” or “our” refers to Timberline Resources Corporation and/or its wholly owned subsidiaries.

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SUMMARY

Our Business

Our business is mineral exploration, with a focus on district-scale gold projects, such as our South Eureka Property in Nevada as well as our 50% carried-to-production interest in the Butte Highlands gold project in Montana, which is currently in development under the terms of our 50/50 joint venture agreement with Highland Mining, LLC and targeted to begin gold production in 2012.

South Eureka Property

The South Eureka Property, including the Lookout Mountain Project, comprises an area of approximately 15,000 acres, or more than 23 square miles.  The South Eureka Property is located within the southern portion of Nevada’s productive Battle Mountain-Eureka gold trend and includes a 4-mile strike length of structurally and stratigraphically controlled gold mineralization, all zones of which are open and will require additional in-fill and step-out drilling. The property has an extensive exploration, drilling, and gold production history by a number of companies since 1975, including Idaho Mining Corp., Norse-Windfall Mining, Amselco, Echo Bay Mines, and Barrick Gold. A total of 533 holes, totaling 267,000 feet, were drilled on the property prior to its acquisition by us in 2010. Gold mineralization tested to date is typical sediment-hosted Nevada gold mineralization, most of which may be amenable to low cost, run of mine, heap leach processing.

In 2010-2011 we completed an exploration program that culminated in the release of a Canadian National Instrument 43-101 (“NI 43-101”) compliant technical report, entitled, Technical Report on the Lookout Mountain Project, Eureka County, Nevada, USA, dated May 2, 2011 ( which we refer to herein as the “Technical Report”).  The Technical Report was prepared by Mine Development Associates (which we refer to herein as “MDA”) of Reno, Nevada under the supervision of Michael M. Gustin, Senior Geologist, who is a qualified person under NI 43-101.  The Technical Report details mineralization at the Lookout Mountain Project.

During the quarter ended March 31, 2012 we completed additional geologic and mineralization interpretations based on drilling completed in 2011 at the South Adit and South Lookout Mountain Target areas. This interpretive work was delivered to MDA for resource modeling and estimation. Additional geologic modeling, based on historic data acquired in late 2011 and drilling in the 2011 field season, was completed in house for the Windfall area as a necessary step in the due diligence for the purchase of the Windfall patented claims that occurred during the quarter.  Planning and budgeting for the 2012 field season was also completed during the quarter.

Subsequent to March 31, 2012 we released updated mineralization details on the Lookout Mountain Project. We expect an updated NI 43-101 technical report to be filed during the quarter ended June 30, 2012.  As a result of the most recently completed exploration program, we have successfully extended the gold zone at Lookout Mountain 600 feet to the south of the existing mineral deposit, and have expanded gold mineralization along the west margin of the deposit. Results from Lookout Mountain, and from the South Adit area, significantly increased the current reported mineralization at the Lookout Mountain Project.

Butte Highlands Gold Project

In conjunction with our joint venture partner, Highland Mining LLC (which we refer to herein as “Highland”), we continue to advance our Butte Highlands gold project toward an expected commencement of production in 2012.  With the receipt of final assays from the 50,000-foot underground exploration drill program that was completed in the year ended September 30, 2011, Highland was able to complete an initial mine plan and obtain necessary data for the completion of the Hard Rock Operating Permit application.  The mine plan anticipates production of approximately 400 tons of mineralized material per day during the first four years of operation, with product to be direct shipped to a nearby mill.

The application for our Hard Rock Operating Permit was initially submitted to the Montana Department of Environmental Quality in May 2010.  An amended Hard Rock Operating Permit was submitted to the Montana Department of Environmental Quality on April 5, 2012.  According to Montana Department of Environmental Quality guidelines, we expect a response to its submission within 30 days.  Consequently, Highland is now targeting the issuance of the Hard Rock Operating Permit and the commencement of shipments to the mill in 2012.

As a result of hydrological studies performed since that time, it has become evident that there will be a need to pump and discharge more water from the mineralized area than was initially expected.  As a result, the project is expected to require an additional water discharge permit by the State of Montana and the construction of additional water treatment facilities. An application for the required permit was submitted to the Montana Department of Environmental Quality on March 30, 2012.

Highland is also working with the United States Forest Service and the public to evaluate and permit a haulage route from the mine site.

Timberline's joint venture at the Butte Highlands Project calls for its retention of a 50-percent project interest while being carried to production by Highland.  Once in production, Timberline is to receive 20-percent of project cash flow until Highland recovers its initial capital expenditures, at which time Timberline will receive 50-percent of cash flow.  A feasibility study has not been completed on the Butte Highlands project, and there is no certainty the proposed operations will be economically viable.

On April 10, 2012, we signed a non-binding letter of intent to increase our ownership stake in the Butte Highlands gold project from 50-percent to 100-percent, acquiring the remaining interest from our joint venture partner, Highland.  The purchase, which is subject to negotiation and execution of binding definitive documents and other ordinary and customary closing conditions for a transaction of this type, including regulatory approvals, is anticipated to close in the second calendar quarter of 2012.  The consideration to be paid by us to acquire the remaining 50-percent interest is anticipated to include $5 million in cash at closing, $2 million in shares of our common stock, valued using the volume weighted average price of our common stock as quoted on the NYSE Amex Equities for the 20 business days preceding closing (the number of shares not to exceed in any case 5% of our issued and outstanding shares of common stock); a net smelter royalty of 5% on the first 250,000 ounces of gold production from Butte Highlands, and a 2% net smelter royalty on gold production from Butte Highlands in excess of 250,000 ounces. In addition, Highland will cancel its loan balance, including accrued interest, due from Butte Highlands JV, LLC pursuant to a promissory note dated July 22, 2009 for more than $24 million of development costs incurred at the project to-date.  There is no assurance that the purchase of the remaining membership interests of Butte Highlands JV, LLC from Highland will be completed by the second calendar quarter of 2012 or at all.

Our development priorities at the Butte Highlands gold project, in preparation for the anticipated commencement of operations later this year include:

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Successful issuance of Water Discharge and Hard Rock Operating permits;

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Installation of second dewatering well and reverse osmosis water treatment plant;

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Completion of initial reporting to NI 43-101 standards;

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Continued underground development, both for production access and for an additional drill program to continue delineating mineralized zones to NI 43-101 standards;

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Evaluation and potential extraction of 10,000 ton bulk sample of mineralized material;

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Finalization of ore purchase agreement with a local milling facility.

Cautionary Note to U.S. Investors: The Technical Report uses the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 (“Guide 7”) and are normally not permitted to be used in reports and registration statements filed with the SEC. As a reporting issuer in Canada, we are required to prepare reports on our mineral properties in accordance with NI 43-101. We reference the Technical Report in this prospectus supplement for informational purposes only and the Technical Report is not incorporated herein by reference.  Investors are cautioned not to assume that all or any part of a mineral deposit in the above categories will ever be converted into Guide 7 compliant reserves.  "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

Our Company

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production.  We ceased exploration activities during the 1990s.  In December 2003, a group of investors purchased 80 percent of our issued and outstanding common stock from the then-controlling management team.  In January 2004, we affected a one-

for-four reverse split of our issued and outstanding shares of common stock and increased our authorized common stock to 100 million shares of common stock, with a par value of $.001 per share.  Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.  On February 2, 2004, our name was changed to Timberline Resources Corporation.  On August 27, 2008, we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

We commenced our exploration stage in January 2004 with the change in our management.  From January 2004 until March 2006, we were strictly a mineral exploration company.  Beginning with our acquisition of Timberline Drilling Incorporated (formerly, Kettle Drilling Inc., which we refer to herein as “Timberline Drilling”), in March 2006, we advanced a new, aggressive business plan.  Prior to our new business model at that time and the purchase of Timberline Drilling, we had accumulated losses and no reported revenues.  In September 2011, we announced that we had entered into a non-binding letter of intent to sell Timberline Drilling to a private company formed by a group of investors, including certain members of the senior management team of Timberline Drilling.  In November 2011, the sale of Timberline Drilling was completed for a total value of approximately $15 million.

We currently maintain an administrative office at 101 East Lakeside Ave., Coeur d’Alene, Idaho 83814.  The telephone number of our administrative office is (866) 513-4859 (toll free) or (208) 664-4859.  Timberline also maintains a geological staff office at 1112 River St., Elko, NV 89801.

Recent Developments

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On April 10, 2012, we announced that we signed a non-binding letter of intent to increase our ownership stake in the Butte Highlands Gold Project from 50% to 100%, acquiring the remaining interest from Highland.  The terms of the agreement require us to acquire the remaining 50% in exchange for a combination of our common stock and $5 million in cash, along with a net smelter return production royalty.  The deal is expected to close in the third quarter of this financial year.

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On April 5, 2012, we announced that Highlands had submitted an amended Hard Rock Operating Permit to the Montana Department of Environmental Quality in relation to our Butte Highlands gold project.

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On March 30, 2012, we announced that Highlands has submitted the application for the required water discharge permit for the Butte Highlands gold project to the Montana Department of Environmental Quality.

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On March 14, 2012, we announced that we had exercised our option to purchase 19 patented claims covering 211 acres on the Windfall and Oswego Structural Trends at its 23-square mile South Eureka property near Eureka, Nevada.

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On November 15, 2011, we announced the sale of our wholly owned subsidiary Timberline Drilling to a group of private investors for a total value of approximately $15 million.

Further Information

Prospective purchasers should read the description of our company and our business under the headings “ITEM 1.DESCRIPTION OF BUSINESS” and “ITEM 2. DESCRIPTION OF PROPERTIES” in our Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on December 15, 2011 and incorporated by reference into this base prospectus.

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The Securities Offered under this Prospectus

We may offer the shares of common stock, warrants or any combination thereof with a total value of up to $30 million from time to time under this base prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering.  This base prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement may also add, update or change information contained in this base prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not described in this base prospectus.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

Shares of Common Stock

We may offer shares of common stock.  Holders of shares of common stock are entitled to one vote per share of common stock on all matters that require shareholder approval.  Holders of shares of common stock are entitled to dividends when and if declared by our board of directors.  The shares of common stock are described in greater detail in this base prospectus under “Description of Shares of Common Stock.”

Warrants

We may offer warrants for the purchase of shares of common stock, in one or more series, from time to time.  We may issue warrants independently or together with shares of common stock, and the warrants may be attached to or separate from such securities.

The warrants will be evidenced by warrant certificates and issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the warrants.  In this base prospectus, we have summarized certain general features of the warrants under “Description of Warrants.”  We urge you, however, to read any prospectus supplement related to the series of warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed on Form 8-K with the SEC before the issuance of the related series of warrants.

THIS BASE PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY

A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the securities involves a high degree of risk.  Prospective investors in a particular offering of securities should carefully consider the following risks as well as the other information contained in this base prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein before investing in the securities.  If any of the following risks actually occurs, our business could be materially harmed.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties, including those of which we are currently unaware or that we  deem immaterial, may also adversely affect our business.

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both known and unknown, present and potential, including, but not limited to the risks enumerated below.

Failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Associated With Mining and the Exploration Portion of Our Business

All of our properties are in the exploration or development stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that any of our mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.  A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (http://www.sec.gov/about/forms/industryguides.pdf) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the U.S. Forest Service or the

Bureau of Land Management prior to commencing exploration. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  In past years we have been engaged in exploration in northern Idaho, which is currently the site of a Federal Superfund cleanup project. Although the Company is no longer involved in this or other areas at present, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.  At the date of this prospectus supplement, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure.  There can be no assurance that a mineral reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

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control dispersion of potentially deleterious effluents; and

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reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Mining exploration and development is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration involves various types of risks and hazards, including:

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environmental hazards;

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power outages;

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metallurgical and other processing problems;

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unusual or unexpected geological formations;

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personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;

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inability to obtain suitable or adequate machinery, equipment, or labor;

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metals losses;

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fluctuations in exploration, development and production costs;

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labor disputes;

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unanticipated variations in grade;

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mechanical equipment failure; and

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periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of minerals, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, from the eventual extraction and sale of precious and base metals such as gold and silver. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineralized material, we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral properties and the minerals that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral properties, we do not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

There are hundreds of public and private companies that are actively engaged in mineral exploration.  A representative sample of exploration companies that are similar to our Company in size, financial resources and primary objective include such publicly traded mineral exploration companies as Midway Gold Corp. (NYSEAMEX:MDW; CVE:MDX), General Moly, Inc. (NYSEAMEX:GMO; TSE:GMO), Klondex Mines Ltd. (PINK:KLNDF; TSE:KDX), Solitario Exploration & Royalty Corp. (NYSEAMEX:XPL; TSE:SLR) and Mines Management, Inc. (NYSEAMEX:MGN; TSX:MGT).

Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management.  This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral properties that might yield reserves or result in commercial mining operations.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse effect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Acquisitions and integration issues may expose us to risks.

Our business strategy includes making targeted acquisitions. Any acquisition that we make may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with our own. Any acquisitions would be accompanied by risks. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a potential materialized property may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Joint ventures and other partnerships in relation to our properties may expose us to risks.

We are currently involved in, and may enter into in the future, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain of the properties in which we have an interest, particularly, subject to our recently announced nonbinding letter of intent to acquire 100% of, the Butte Highlands gold project. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties' respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of the shares of common stock.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral resource properties since our incorporation in 1968, we were inactive for many years prior to our new management in January 2004. Since January 2004, we have not yet located any mineral reserve. As a result, we have not had any revenues from our exploration activities. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that they will be operated successfully. We anticipate that we will continue to incur operating costs without realizing any revenues (from exploration) during the period when we are exploring our properties.

During the fiscal year ending September 30, 2011, we (the parent company) had losses of $6,835,866 in connection with the maintenance and exploration of our mineral properties and the operation of our exploration business. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Conflicts of interest

Certain of our officers and directors may be or become associated with other businesses, including natural resource companies that acquire interests in mineral properties.  Such associations may give rise to conflicts of interest from time to time. Our directors are required by General Corporation Law of the State of Delaware to act honestly and in good faith with a view to our best interests and to disclose any interest which they may have in any of our projects or opportunities. In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote will not be counted.

We have not adopted any separate formal corporate policy regarding conflicts of interest; however other corporate governance measures have been adopted, such as creating a directors’ audit committee requiring independent directors.  Additionally, our Code of Ethics does address areas of possible conflicts of interest.  As of the date of filing of this report, we had four independent directors on our board of directors (Jim Moore, Vance Thornsberry, Robert Martinez and Troy Fierro).  The Company has formed three committees to ensure our compliance with the requirements of the NYSE Amex Equities exchange.  We established an independent audit committee consisting of two independent directors, both of whom were determined to be “financially literate” and one of whom was designated as the “financial expert”.  We also formed a compensation committee and a corporate governance and nominating committee, both of which are comprised entirely of independent directors.  At this time, we feel that these committees and our Code of Ethics provide sufficient corporate governance for our purposes and will meet the specific requirements of the NYSE Amex Equities exchange.

Dependence on key management employees.

The nature of both sides of our business, our ability to continue our exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. Our development now and in the future will depend on the efforts of key management figures, such as Paul Dircksen, Randal Hardy and Craig Crowell. The loss of any of these key people could have a material adverse effect on our business. In this regard, we have attempted to reduce the risk associated with the loss of key personnel and have obtained directors and officers insurance coverage. In addition, we have expanded the provisions of our equity incentive plan so that we can provide incentives for our key personnel.

We may not realize the benefits of the Lookout Mountain and other acquired growth projects.

As part of our strategy, we will continue existing efforts and initiate new efforts to develop gold and other mineral projects.  We have a larger number of such projects as a result of the acquisition of Staccato Gold Resources Ltd. (which we refer to as “Staccato Gold”), including the Lookout Mountain project.  A number of risks and uncertainties are associated with the development of these types of projects, including political, regulatory, design, construction, labor, operating, technical and technological risks and uncertainties relating to capital and other costs and financing risks. The failure to successfully develop any of these initiatives could have a material adverse effect on our financial position and results of operations.

As part of our business model, we pursue a strategy that may cause us to expend significant resources exploring properties that may not become revenue-producing sites, including the Lookout Mountain project.

Part of our business model is to pursue a strategy which includes significant exploration activities, such as proposed exploration at the Lookout Mountain project.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  We may spend significant resources exploring the Lookout Mountain project and gathering certain geologic information only to determine that the project is not capable of being a revenue-producing property for us.

We are required to comply with Canadian securities regulations and be subject to additional regulatory scrutiny in Canada.

We are a ‘reporting issuer’ in the provinces of British Columbia and Alberta since completion of the acquisition of Staccato Gold.  As a result, our disclosure outside the United States differs from the disclosure contained in our SEC filings.   Our reserve and resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report reserves and resources in accordance with Canadian practices. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures.  Accordingly, information concerning descriptions of mineralization, reserves and resources contained in disclosure released outside the United States may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

We are also subject to increased regulatory scrutiny and costs associated with complying with securities legislation in Canada.  For example, we are subject to civil liability for misrepresentations in written disclosure and oral statements. Legislation has been enacted in these provinces which creates a right of action for damages against a reporting issuer, its directors and certain of its officers in the event that the reporting issuer or a person with actual, implied or apparent authority to act or speak on behalf of the reporting issuer releases a document or makes a public oral statement that contains a misrepresentation or the reporting issuer fails to make timely disclosure of a material change.  We do not anticipate any particular regulation that would be difficult to comply with.  However, failure to comply with regulations may result in civil awards, fines, penalties and orders that could have an adverse effect on us.

Risks Related to This Offering

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is traded on the NYSE Amex Equities exchange and the TSX Venture Exchange.  The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States and Canada.

We do not intend to pay any dividends on shares of our common stock in the near future. Consequently, your only opportunity currently to achieve a return on your investment will be if the market price of our shares of common stock appreciates above the price that you pay for our shares of common stock.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future, and any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant.  It is our current intention to apply net earnings, if any, in the foreseeable future to finance the growth and development of our business.

Management will have broad discretion as to the use of the proceeds from any offering under this base prospectus, and we may not use the proceeds effectively or in a manner that increases the value of your investment.

We have not designated the amount of net proceeds from any offering under this base prospectus to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from any such offering and could use them for purposes other than those contemplated at the time of such offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors’ interests in us will be diluted and investors may suffer dilution in their net book value per share if we issue additional employee/director/consultant options or if we sell additional shares to finance our operations.

We have not generated revenue from exploration since the commencement of our exploration stage in January 2004.  In order to further expand our company and meet our objectives, any additional growth and/or expanded exploration activity may need to be financed through sale of and issuance of additional shares, including, but not limited to, raising finances to explore our newly acquired South Eureka property. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we may also need to issue additional shares to finance future acquisitions, growth and/or additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. As of the date of the filing of this report there are also outstanding options granted that are exercisable into 6,761,500 common shares. If all of these were exercised or converted, these would represent approximately 10% of our issued and outstanding shares. If all of these options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of our shares.

NOTE REGARDING FORWARD-LOOKING INFORMATION

This base prospectus and the documents incorporated herein by reference contain “forward-looking-statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  These statements include, but are not limited to, comments regarding:

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the establishment and estimates of mineralization and reserves;

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the grade of mineralization and reserves;

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anticipated expenditures and costs in our operations;

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planned exploration activities and the anticipated outcome of such exploration activities;

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plans and anticipated timing for obtaining permits and licenses for our properties;

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expected future financing and its anticipated outcome;

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anticipated liquidity to meet expected operating costs and capital requirements;

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our ability to obtain financing to fund our estimated expenditure and capital requirements; and

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factors expected to impact our results of operations.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our properties being in the exploration or development stage;

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risks related to our mineral operations being subject to government regulation;

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risks related to future legislation and administrative changes to mining laws;

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risks related to future legislation regarding climate change;

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risks related to our ability to obtain additional capital to develop our reserves, if any;

•

risks related to land reclamation requirements and costs;

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risks related to mineral exploration and development activities being inherently dangerous;

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risks related to our insurance coverage for operating risks;

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risks related to cost increases for our exploration and development projects;

•

risks related to a shortage of equipment and supplies adversely affecting our ability to operate;

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risks related to mineral estimates;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral properties;

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risks related to integration issues with acquisitions;

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risks related to joint ventures and partnerships;

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risks related to our limited operating history;

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risks related to the possible dilution of our common stock from additional financing activities;

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risks related to potential conflicts of interest with our management;

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risks related to our dependence on key management;

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risks related to our Lookout Mountain and other acquired growth projects;

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risks related to our business model;

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risks related to our Canadian regulatory requirements; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements.  For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see the section entitled “Risk Factors” beginning on page 5 of this base prospectus and, to the extent applicable, the “Risk Factors” sections in our annual reports on Form 10-K and our quarterly reports on Form 10-Q as filed with the SEC that are incorporated by reference herein.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto.  We qualify all the forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this base prospectus.  Information we file with the SEC after the date of this base prospectus but before the end of the offering of any securities made by this base prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this base prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this base prospectus but before the end of the offering of securities made by this base prospectus:

(a)

our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed on December 15, 2011 and our amendment to our Annual Report on Form 10-K/A, as filed on February 15, 2012, which reports contain our audited financial statements and the notes thereto as at September 30, 2011 and 2010 and for the two years ended September 30, 2011, together with the auditors’ report thereon;

(b)

our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011, as filed on February 9, 2012 and our amendment to our Quarterly Report on Form 10-Q/A as filed on February 10, 2012, which reports contain our unaudited financial statements and the notes thereto as at December 31, 2011 and for the three-month periods ended December 31, 2011 and 2010;

(c)

our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, as filed on May 7, 2012, which report contains our unaudited financial statements and the notes thereto as at March 31, 2012 and for the three- and six-month periods ended March 31, 2012 and 2011.

(d)

our Definitive Proxy Statement on Schedule 14A, as filed on January 23, 2012, in connection with our March 19, 2012 annual general meeting of stockholders;

(e)

our Current Reports on Form 8-K, as filed on October 31, 2011, November 4, 2011, November 15, 2011, January 6, 2012, February 2, 2012, March 20, 2012 and April 13, 2012;

(f)

the description of our common stock, $0.001 par value per share, which is contained in our Registration Statement on Form 8-A, filed on May 8, 2008, which incorporates by reference the description of our securities contained in our Registration Statement on Form 10-SB, as filed on September 29, 2005 (File No. 000-51549), as amended; and

(g)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this base prospectus supplement but before the end of any offering of the securities made by this base prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this base prospectus relates and prior to effectiveness of such registration statement.

We will furnish without charge to any person, upon written or oral request, a copy of any or all of the above documents, other than exhibits to documents that are not specifically incorporated by reference into those documents.  You should direct any requests for documents to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814
Attention:  Craig Crowell
Corporate Secretary

(208) 664-4859

The information relating to us contained in this base prospectus is not comprehensive and should be read together with the information contained in the documents incorporated by reference.  Descriptions contained in the documents incorporated by reference as to the contents of any contract or other document may not be complete.  You should refer to the copy of that contract or other document filed as an exhibit to our filings.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of securities will be used by us for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  We may, from time to time, issue securities otherwise than through the offering pursuant to this base prospectus.

DESCRIPTION OF COMMON STOCK

Common Stock

We are authorized to issue 100,000,000 shares of our common stock of which, as of May 9, 2012, 62,271,879 are issued and outstanding.  Our shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of shares of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of shares of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of our shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of shares of our common stock have no pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock of which, as of May 9, 2012, none were issued and outstanding.  The preferred stock may be divided into and issued in series.  Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  Our board of directors is authorized, within the limitations prescribed by law and its Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

We refer you to our Certificate of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this base prospectus, which will consist of warrants to purchase shares of common stock and may be issued in one or more series.  Warrants may be offered independently or together with shares of common stock offered by any prospectus supplement, and may be attached to or separate from those securities.  While the terms we have summarized below will apply generally to any warrants that it may offer under this base prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

General

Warrants will be governed by the terms of the warrant certificates representing such warrants.  Warrants will be issued under and governed by the terms of one or more warrant indentures between us and a warrant trustee that we will name in the relevant prospectus supplement.  Each warrant trustee will be a bank or trust company.

This summary of some of the provisions of the warrants is not complete.  The statements made in this base prospectus relating to any warrant indenture and warrants to be issued under this base prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant certificate or warrant indenture.  Prospective investors should refer to the warrant certificate and warrant indenture relating to the specific warrants being offered for the complete terms of the warrants.  We will file as exhibits to the registration statement of which this base prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any warrant certificate or warrant indenture describing the terms and conditions of warrants we are offering before the issuance of such warrants.

The applicable prospectus supplement relating to any warrants offered by us will describe the particular terms of those warrants and include specific terms relating to the offering.

Warrants

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•

the designation and aggregate number of warrants;

•

the price at which the warrants will be offered;

•

the currency or currencies in which the warrants will be offered;

•

the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of shares of common stock that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the shares of common stock may be purchased upon exercise of each warrant;

•

the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•

the date or dates, if any, on or after which the warrants and the other securities with which the warrants will be offered will be transferable separately;

•

whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•

whether we will issue the warrants as global securities and, if so, the identity of the depositary of the global securities;

•

whether the warrants will be listed on any exchange;

•

material United States federal income tax consequences of owning the warrants; and

•

any other material terms or conditions of the warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares of common stock issuable upon exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant trustee in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver or the warrant trustee.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant trustee or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of common stock purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Anti-Dilution

The warrant certificate or warrant indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the shares of common stock or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the shares of common stock to which the holder of a share of common stock would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of shares of common stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of shares of common stock to be issued to holders of warrants.

Global Securities

We may issue warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement.  The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The warrant certificate and warrant indenture will provide for modifications and alterations to the warrants issued thereunder by way of a resolution of holders of warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of warrants required to pass such a resolution or execute such a written consent will be specified in the warrant certificate or warrant indenture.

We may amend any warrant certificate, warrant indenture and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  We may only offer and sell the securities pursuant to a prospectus supplement during the period that this base prospectus, including any amendments hereto, remains effective.  The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of securities being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom it has a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

The securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this base prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this base prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this base prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In connection with any offering of securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

LEGAL MATTERS

The law firm of Dorsey & Whitney LLP has acted as our counsel by providing an opinion on the validity of the securities offered in this base prospectus and applicable prospectus supplements and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

Our consolidated financial statements as of, and for the years ended, September 30, 2011 and 2010 have been incorporated by reference herein in reliance upon the report of DeCoria, Maichel & Teague P.S., independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 (File No. 333-  ) with the SEC under the Securities Act in connection with this offering.  This base prospectus is part of the registration statement.  This base prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC.  For further information about us and our securities you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it.  Each statement made in this base prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions.  Except for documents specifically incorporated by reference into this base prospectus, the information on the SEC’s website is not part of this base prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We are subject to the informational requirements of the Exchange Act, and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  The reports and other information we file with the SEC in accordance with the Exchange Act can be read and copied, at prescribed rates, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available electronically from the SEC’s Electronic Document Gathering and Retrieval system (EDGAR) at www.sec.gov, as well as from commercial document retrieval services.

PROSPECTUS

TIMBERLINE RESOURCES CORPORATION

$30,000,000 Common Shares Warrants

May  , 2012

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount*
Securities and Exchange Commission Registration Fee	$3,438
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Printing and Engraving Expenses	2,500
Miscellaneous Expenses	2,500
Total	$83,438

* Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation dated August 15, 2008 under Article 10 provide that:

“To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.”

The Company’s Bylaws dated August 15, 2008 under Article 10, Section 10.1 provide for indemnification for certain individuals acting on behalf of the Company, including its Officers and Directors to the fullest extent permissible under the Delaware General Corporation Law for liabilities incurred by reason of the fact that such person is or was acting in such capacity on behalf of the Company.  Delaware General Corporation Law generally provides for indemnification of officers and directors except (i) for any breach of a director’s duty of loyalty to our company or our stakeholders (ii) acts and omission that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the general corporate law of the State of Delaware, or (iv) for any transaction from which the director derived any improper benefit.

The Company has a policy of insurance for its directors and officers. The limit of liability applicable to all insured directors and officers under the current policies, which will expire on November 14, 2012, is $10,000,000 in the aggregate, inclusive of defense costs. Under the policies, the Company has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $100,000 for each loss of securities claims and non-securities claims. The total premium charged to the Company in respect of coverage for 2012 is $62,750, no part of which is or was payable by the directors of officers or the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be conferred upon officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act at and is, therefore, unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant Indenture*
4.3	Form of Warrant Certificate*
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
24.1	Powers of Attorney (filed with signature page hereto)

(1) Incorporated by reference to the Company’s Form 10-SB as filed with the Securities Exchange Commission on September 29, 2005.

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.  The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

TIMBERLINE RESOURCES CORPORATION

/s/ Paul Dircksen Paul Dircksen	President, Chief Executive Officer, and Chairman (Principal Executive Officer)	May 11, 2012
/s/ Randal Hardy Randal Hardy	Chief Financial Officer and Director (Principal Financial Officer)	May 11, 2012
/s/ Craig Crowell Craig Crowell	Chief Accounting Officer (Principal Accounting Officer)	May 11, 2012

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Paul Dircksen and Randal Hardy his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

s/ Paul Dircksen Paul Dircksen	President, Chief Executive Officer, and Chairman (Principal Executive Officer)	May 11, 2012
/s/ Randal Hardy Randal Hardy	Chief Financial Officer and Director (Principal Financial Officer)	May 11, 2012
/s/ Craig Crowell Craig Crowell	Chief Accounting Officer (Principal Accounting Officer)	May 11, 2012
/s/ Vance Thornsberry Vance Thornsberry	Director	May 11, 2012
/s/ Ron Guill Ron Guill	Director	May 11, 2012
/s/ James H. Moore James H. Moore	Director	May 11, 2012
/s/ Robert Martinez Robert Martinez	Director	May 11, 2012
/s/ Troy Fierro Troy Fierro	Director	May 11, 2012

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant Indenture*
4.3	Form of Warrant Certificate*
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
24.1	Powers of Attorney (filed with signature page hereto)

(1) Incorporated by reference to the Company’s Form 10-SB as filed with the Securities Exchange Commission on September 29, 2005.

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.